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                                                                   EXHIBIT 4(d)

                                 AMENDMENT NO. 3
                                       TO
                           LOAN AND SECURITY AGREEMENT


    This Amendment No. 3 dated as of June 1, 1995 (this "Amendment"), is entered into among BANKAMERICA BUSINESS CREDIT, INC. a Delaware corporation ("BABC"), THE BANK OF NEW YORK COMMERCIAL CORPORATION, a New York corporation ("BNYCC"), THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, a national banking association ("Boatmen's") (BABC, BNYCC, and Boatmen's and their respective successors and assigns being sometimes hereinafter referred to collectively as the "Lenders" and each of BABC, BNYCC, and Boatmen's and its successors and assigns being sometimes hereinafter referred to individually as a "Lender"), BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, as agent for the Lenders (in such capacity as agent, the "Agent"), LACLEDE STEEL COMPANY, a Delaware corporation (the "Parent"), and LACLEDE CHAIN MANUFACTURING COMPANY, a Delaware corporation ("Laclede Chain"), and LACLEDE MID AMERICA INC., an Indiana corporation ("Laclede Mid America") (the Parent, Laclede Chain, and Laclede Mid America being sometimes hereinafter referred to collectively as the "Borrowers" and each of Parent, Laclede Chain, and Laclede Mid America being sometimes hereinafter referred to individually as a "Borrower").


                              W I T N E S S E T H:

    WHEREAS, the Borrowers, the Lenders, and the Agent are parties to a certain Loan and Security Agreement, dated as of September 7, 1994 (the "Loan Agreement"); and

    WHEREAS, the Loan Agreement was amended by Amendment No. 1 dated as of February 15, 1995 to Loan and Security Agreement and by Amendment No. 2 dated as of May 10, 1995, to Loan and Security Agreement (the Loan Agreement, as amended, supplemented, and modified to the date hereof being hereinafter referred to as "Amended Loan Agreement"). Capitalized terms used herein but not defined herein shall have the meanings provided in the Amended Loan Agreement; and

    WHEREAS, the Borrowers, the Lenders, and the Agent have agreed to further amend the Amended Loan Agreement on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders, and the Agent hereby agree as follows:

    Section 1. Amendment of Amended Loan Agreement. Effective this date, subject to the fulfillment of the conditions precedent set forth in Section 2 below, the Amended Loan Agreement is hereby further amended as follows:

         (a) The amount of "$55,000,000" appearing in the definition of "Individual Maximum Revolver Amount" contained in Section 1.1 is hereby deleted in its entirety wherever it appears and the amount "$62,500,000" is substituted therefor.



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         (b) The amount of "$55,000,000" appearing in the definition of
"Maximum Revolver Amount" contained in Section 1.1 is hereby deleted in its entirety and the amount "$62,500,000" is substituted therefor.

         (c) The definition of "Revolver Facility" contained in Section 1.1 is hereby deleted in its entirety and the following definition substituted therefor:

         "Revolver Facility means $100,000,000 or the agreement by the Lenders and the Agent to provide Revolving Loans and Letters of Credit up to such amount subject to the terms of this Agreement, as the context may require."

         (d) The amount of "$105,000,000" appearing in the first sentence of
Section 2.1 is hereby deleted in its entirety and the amount "$110,000,000" is substituted therefor.

    Section 2. Conditions to Amendment. This Amendment shall become effective upon the receipt by the Agent of the following:

         (a) six counterparts of this Amendment, executed by each Borrower, and each Lender;

         (b) an executed Second Mortgage Modification Agreement with respect to the Mortgage, and endorsement of the applicable title insurance policy, in each case in form and substance satisfactory to the Agent and the Majority Lenders;

         (c) a Secretary's Certificate certifying board of directors' resolutions for each Borrower, in form and substance satisfactory to the Agent and the Majority Lenders;

         (d) a certificate signed by the President or a Vice President and the Chief Financial Officer or Treasurer of each Borrower, in form and substance satisfactory to the Agent and the Majority Lenders; and

         (e) an amendment fee in the amount of $50,000 which fee shall be distributed by the Agent to the Lenders in accordance with their Pro Rata Share.

    Section 3. Commitments. Upon the effectiveness of this Amendment, the amount of each Lender's Commitment shall be that set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Amendment. Such amount may thereafter be adjusted in accordance with the terms of the Amended Loan Agreement.

    Section 4. Representations and Warranties. Each Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, (ii) the representations and warranties contained in the Amended Loan Agreement, are correct in all material respects as though made on and as of the date of this Amendment, and (iii) no Event of Default has occurred and is continuing.

    Section 5.   Reference to and Effect on the Amended Loan Agreement.

         (a) Upon the effectiveness of this Agreement, each reference in the Amended Loan Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Amended Loan Agreement, as amended hereby, and each reference to the Amended Loan Agreement
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in any other document, instrument or agreement executed and/or delivered in connection with the Amended Loan Agreement shall mean and be a reference to the Amended Loan Agreement, as amended hereby.

         (b) Except as specifically amended above, the Amended Loan Agreement and all other documents, instruments, and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or the Lenders under the Amended Loan Agreement, nor constitute a waiver of any provision of the Amended Loan Agreement, except as specifically set forth herein.

    Section 6. Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

    Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of Illinois.

    Section 8. Legal Fees. Borrower agrees to pay to the Lender, for its benefit, on demand, all costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including, without limitation (including attorneys' and paralegals' fees and disbursements which shall include the allocated costs of Agent's in-house counsel fees and disbursements).

    Section 9. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of June 1, 1995.

                                      LACLEDE STEEL COMPANY

                                      by  Michael H. Lane
                                          .....................................
                                          Vice President


                                      LACLEDE CHAIN MANUFACTURING COMPANY

                                      by  Michael H. Lane
                                          .....................................
                                          Vice President






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                                      LACLEDE MID AMERICA INC.

                                      by  Michael H. Lane
                                          .....................................
                                          Vice President


                                      BANKAMERICA BUSINESS CREDIT, INC.
                                      as the Agent

                                      by  Michael J. Jasaitis
                                          .....................................
                                          Vice President


Commitment:  $74,609,680              BANKAMERICA BUSINESS CREDIT, INC.
                                      as a Lender

                                      by  Michael J. Jasaitis
                                          .....................................
                                          Vice President


Commitment:  $28,696,282              THE BANK OF NEW YORK COMMERCIAL
                                      CORPORATION, as a Lender

                                      by  Robert V. Love
                                          .....................................
                                          Assistant Treasurer


Commitment:  $5,739,038               THE BOATMEN'S NATIONAL BANK OF
                                      ST. LOUIS, as a Lender

                                      by  Barbara F. Drago
                                          .....................................
                                          Vice President